SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2016

PROGREEN PROPERTIES, INC.

 (Exact Name of Registrant as Specified in Its Charter)

Delaware	000-25429	59-3087128
(State or Other Jurisdiction	(Commission	( I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

6355 E. Surrey Road, Bloomfield, MI	48301
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (248) 530-0770

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01.          Entry into a Material Definitive Agreement

Authorization of Series A Preferred Stock and Debt Conversions

On February 9, 2016, the Board of Directors of the Company authorized a new series of preferred stock, the Series A Convertible Preferred Stock, with a stated value of $1.00 per share, and we filed a Certificate of Designations for the Series A Preferred Stock with the Secretary of State of Delaware on February 17, 2016. Also, effective on February 9, 2016, our Board approved and the Company entered into two agreements with the Company’s largest stockholder, EIG Venture Capital Ltd (EIG), to reduce the amount of the Company’s outstanding debt, and improve our balance sheet. First, the Company entered into an Assignment and Assumption Agreement [filed as an Exhibit to this Report], pursuant to which EIG has assumed all of the Company’s obligations under the 13.5% convertible debenture of the Company due to Rupes Futura AB (Sweden), which has agreed to assumption of the convertible debenture obligations by EIG. The outstanding principal of the debenture, together with two years of accumulated unpaid interest, totals $608,031, and EIG is compensated by the issuance of shares of Series A Preferred Stock with a total stated value equal to that of the principal and accrued interest of the debt assumed. Second, the Company negotiated a debt conversion agreement effective February 9, 2016 with EIG [filed as an Exhibit hereto], under which $59,000 of non-interest bearing advances made to the Company by EIG in July 2015 were converted into shares of Series A Preferred Stock with a total stated value of $59,000.

Subscription Agreements

The Company has entered into subscription agreements [the form of which is filed as an Exhibit hereto] with three stockholders, Jan Telander, the Company’s President and CEO; Ulf Telander, the CEO of EIG; and Frederic Telander, the CEO of SolTech Energy Sweden AB, which provides solar energy solutions for all types of properties. The subscription agreements provide for the investment in the Company by each of the three stockholders of $100,000 through the purchase100,000 shares each of Series A Preferred Stock, such purchases to be completed on or before April 30, 2016.

The foregoing descriptions of the Assignment and Assumption Agreement, the Conversion Agreement and the Subscription Agreements, do not purport to be complete and are qualified in their entirety by reference to the copies of these documents, which are filed as Exhibits 10.28, 10.29 and 10.30, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02.          Unregistered Sale of Equity Securities.

The following table sets forth the sales of unregistered securities since the Company’s last report filed under this item.

Date	Title and Amount(1)	Purchaser	Principal Underwriter	Total Offering Price/ Underwriting Discounts

February 17, 2016	Issuance to EIG Venture Capital Inc. (“EIG”) of 608,031 shares of Series A Convertible Preferred Stock. which shares were issued to EIG in consideration of EIG’s assumption of all of the Company’s obligations of $476,000 of the principal of and $132,031 of accrued interest on an outstanding Convertible Debenture.	Private Investor.	NA	$1.00 per share/NA

February 17, 2016	Issuance to EIG of 59,000 shares of Series A Convertible Preferred Stock. which shares were issued to EIG in consideration of EIG’s conversion of an outstanding line of credit of the Company owed to EIG.	Private Investor.	NA	$1.00 per share/NA

 The above transaction is exempt from registration as provided by Regulation S of the Securities Act of 1933, as amended (the “Securities Act”). The sale of the Series A Preferred Stock did not involve a public offering and was made without general solicitation or general advertising. EIG acquired the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof. Neither the Series A Preferred Stock nor the underlying shares of common stock issuable upon the conversion thereof have been registered under the Securities Act and none may be offered or sold in the United States absent registration under the Securities Act or an exemption from such registration requirements.

Item 5.03.          Amendment to Articles of Incorporation and By-Laws.

Series A Preferred Stock

The Company filed a Certificate of Designations for its new Series A Convertible Preferred Stock with the Secretary of State of the State of Delaware on February 17, 2017, following Board of Director approval on February 9, 2016. [See Exhibit 3.1d filed with this Report.]

Terms of the Series A Convertible Preferred Stock

One (1,000,000) Million shares of the Company’s authorized preferred stock are designated as the SeriesA Convertible Preferred Stock (the “Series A Preferred Stock”), par value of $0.0001 per share and with a stated value of $1.00 per share (the “Stated Value”). Holders of Series A Preferred Stock shall be entitled to receive dividends, when and as declared by the Board of Directors out of funds legally available therefor. At any time on and after January 1, 2017, each issued share of Series A Preferred Stock is convertible into shares of Common Stock at a conversion price of $0.0033 per share (“Conversion Price”). The holders of the Series A Preferred Stock shall have the right to vote together with holders of Common Stock, on an as “converted basis”, on any matter that the Company’s shareholders may be entitled to vote on, either by written consent or by proxy. Upon any liquidation, dissolution or winding-up of the Company, the holders of the Series A Preferred Stock are entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Series A Preferred Stock an amount equal to the Stated Value per share for each share of Series A Preferred Stock held, and all other amounts in respect thereof then due and payable prior to any distribution or payment shall be made to the holders of any junior securities. If, at any time while any shares of Series A Preferred Stock remain outstanding (“Outstanding Shares”), the Company effectuates a stock split or reverse stock split of its Common Stock or issues a dividend on its Common Stock consisting of shares of Common Stock, the Conversion Price will be equitably adjusted to reflect such action with respect to Outstanding Shares at the record date of such split.

The Company has authorized the issuance of an aggregate of 677,031 shares of the Series A Preferred Stock to EIG Venture Capital Ltd. and has reserved 300,000 shares of Series A Preferred Stock for issuance to three subscribers for an aggregate subscription price of $300,000. [Reference is made to Item 1.01 above in this Report.]

Item 8.01.          Other Events.

The Company has signed a definitive joint venture agreement with Inmobiliaria Contel S.R.L.C.V. (Contel), formed under the laws of Mexico, for the first tract of land of approximately 300 acres for agriculture use in Baja California, Mexico. Jan Telander, our Chief Executive Officer has made personal investments in this project, and has a partnership interest and participates in the management of Contel, which was recently formed. The intent is to involve Progreen in the development plan for properties acquired by Contel. The joint venture agreement with Progreen provides for Contel to contribute the land to the joint venture at a low cost and under favorable terms, as well as handling all planning, permits, preparation and construction, in order for the property to be marketed as prime farm land. The Company will be responsible for providing the financing. Resulting profits from the resale of the property as developed farm land will be split equally between the two parties. Work on this first tract of land has already commenced, which will include clearing and levelling of the land, construction of a large water reservoir and piping for irrigation. Water pumps will be powered by solar energy for sustainability. Completion of this work is anticipated over the coming two months, in order to offer the land for sale for this season’s farming.

Item 9.01.          Financial Statements and Exhibits.

Exhibit No.	Description

3.1d	Certificate of Designations for Series A Convertible Preferred Stock, filed with the Delaware Secretary of State on February 17, 2016.

10.28	Assignment and Assumption Agreement, dated February 9, 2016, by and between the Company, EIG Venture Capital Ltd and Rupes Futura AB, with regard to assignment of 13.5% Secured Convertible Debenture, due November 5, 2015.

10.29	Conversion Agreement, dated as of February 9, 2016, between EIG Venture Capital Ltd. and the Company.

10.30	Form of Subscription Agreement for purchase of shares of Series A Convertible Preferred Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGREEN PROPERTIES, INC.

Dated: February 18, 2016	By:	/s/ Jan Telander
Jan Telander, Chief Executive Officer